AGREEMENT AND PLAN OF MERGER

                          dated as of February 13, 2000

                                     between

                           HEALTHEON/WEBMD CORPORATION

                                       and

                           MEDICAL MANAGER CORPORATION


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   THE MERGER

SECTION 1.01. The Merger.......................................................2
SECTION 1.02. Effective Time; Closing..........................................2
SECTION 1.03. Effect of the Merger.............................................3
SECTION 1.04. Certificate of Incorporation; By-Laws............................3
SECTION 1.05. Directors and Officers...........................................3

                       ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01. Conversion of Securities.........................................4
SECTION 2.02. Exchange of Certificates.........................................4
SECTION 2.03. Stock Transfer Books.............................................8
SECTION 2.04. Company Stock Options............................................8
SECTION 2.05. Company Warrants.................................................9

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01. Organization and Qualification..................................10
SECTION 3.02. Certificate of Incorporation and Bylaws.........................10
SECTION 3.03. Capitalization..................................................11
SECTION 3.04. Authority Relative to This Agreement............................12
SECTION 3.05. No Conflict; Required Filings and Consents......................12
SECTION 3.06. Permits; Compliance.............................................13
SECTION 3.07. SEC Filings; Financial Statements; Absence of Liabilities.......14
SECTION 3.08. Absence of Certain Changes or Events............................15
SECTION 3.09. Absence of Litigation...........................................15
SECTION 3.10. Employee Benefit Plans..........................................16
SECTION 3.11. Tax Matters.....................................................16
SECTION 3.12. Intellectual Property...........................................17
SECTION 3.13. Taxes...........................................................18
SECTION 3.14. Vote Required...................................................19
SECTION 3.15. Opinion of Financial Advisor....................................19



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SECTION 3.16. Brokers.........................................................19
SECTION 3.17. Contracts.......................................................19

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 4.01. Organization and Qualification..................................20
SECTION 4.02. Certificate of Incorporation and By-Laws........................21
SECTION 4.03. Capitalization..................................................21
SECTION 4.04. Authority Relative to This Agreement............................22
SECTION 4.05. No Conflict; Required Filings and Consents......................22
SECTION 4.06. Permits; Compliance.............................................23
SECTION 4.07. SEC Filings; Financial Statements; Absence of Liabilities.......23
SECTION 4.08. Absence of Certain Changes or Events............................24
SECTION 4.09. Absence of Litigation...........................................24
SECTION 4.10. Employee Benefit Plans..........................................25
SECTION 4.11. Tax Matters.....................................................26
SECTION 4.12. Intellectual Property...........................................26
SECTION 4.13. Taxes...........................................................27
SECTION 4.14. Vote Required...................................................28
SECTION 4.15. Opinion of Financial Advisor....................................28
SECTION 4.16. Brokers.........................................................28
SECTION 4.17. Contracts.......................................................28

                                    ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

SECTION 5.01. Conduct of Business by the Company Pending the Merger...........28
SECTION 5.02. Conduct of Business by Parent Pending the Merger................32
SECTION 5.03. Adverse Changes in Condition....................................34

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.01. Registration Statement; Joint Proxy Statement...................34
SECTION 6.02. Stockholders' Meetings..........................................36
SECTION 6.03. Access to Information; Confidentiality..........................37
SECTION 6.04. No Solicitation of Transactions.................................38
SECTION 6.05. Directors' and Officers' Indemnification and Insurance..........40
SECTION 6.06. Further Action; Consents; Filings...............................41
SECTION 6.07. Plan of Reorganization..........................................42


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SECTION 6.08. Public Announcements............................................43
SECTION 6.09. NASDAQ Listing..................................................43
SECTION 6.10. Conveyance Taxes................................................43
SECTION 6.11. Governance......................................................43
SECTION 6.12. Employee Benefit Matters........................................44
SECTION 6.13. Exemption From Liability Under Section 16(b)....................46
SECTION 6.14. Company Affiliates; Restrictive Legend; Restrictions on
              Transfer........................................................47

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

SECTION 7.01. Conditions to the Obligations of Each Party....................47
SECTION 7.02. Conditions to the Obligations of Parent........................48
SECTION 7.03. Conditions to the Obligations of the Company...................49

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. Termination....................................................50
SECTION 8.02. Effect of Termination..........................................51
SECTION 8.03. Amendment......................................................51
SECTION 8.04. Waiver.........................................................52
SECTION 8.05. Expenses.......................................................52

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01. Non-Survival of Representations, Warranties and Agreements.....54
SECTION 9.02. Notices........................................................55
SECTION 9.03. Certain Definitions............................................56
SECTION 9.04. Severability...................................................58
SECTION 9.05. Assignment; Binding Effect; Benefit............................58
SECTION 9.06. Specific Performance...........................................58
SECTION 9.07. Governing Law; Forum...........................................58
SECTION 9.08. Interpretation.................................................59
SECTION 9.09. Counterparts...................................................59
SECTION 9.10. Entire Agreement...............................................60
SECTION 9.11. WAIVER OF JURY TRIAL...........................................60
SECTION 9.12. Brokers and Finders............................................60


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                            Glossary of Defined Terms

                                                                 Location of
Defined Term                                                      Definition

affiliate................................................................ss.9.03
Agreement...............................................................Preamble
beneficial owner.........................................................ss.9.03
Blue Sky Laws......................................................ss.3.05(b)(i)
business day.............................................................ss.9.03
CareInsite Merger.......................................................Recitals
CareInsite Merger Agreement.............................................Recitals
CareInsite SEC Reports................................................ss.3.07(a)
Certificate of Merger....................................................ss.1.02
Certificates..........................................................ss.2.02(b)
Claim.................................................................ss.6.05(b)
Closing..................................................................ss.1.02
Closing Date.............................................................ss.1.02
Code....................................................................Recitals
Combined SEC Reports.....................................................3.07(a)
Company.................................................................Preamble
Company Acquisition Proposal..........................................ss.6.04(a)
Company Alternative Transaction Fee...................................ss.8.05(b)
Company Benefit Plans.................................................ss.3.10(a)
Company Board..........................................................Recitals
Company Common Stock...................................................Recitals
Company Disclosure Letter...........................................Article III
Company Insiders.........................................................ss.6.13
Company Licensed Intellectual Property...........................ss.3.12(b)(iii)
Company Material Adverse Effect..........................................ss.3.01
Company Owned Intellectual Property...............................ss.3.12(b)(ii)
Company Permits.......................................................ss.3.06(a)
Company Preferred Stock...............................................ss.3.03(a)
Company SEC Reports...................................................ss.3.07(a)
Company Stock Option..................................................ss.2.04(a)
Company Stock Option Plans............................................ss.2.04(a)
Company Stock Options.................................................ss.2.04(a)
Company Stockholders' Meeting......................................ss.6.01(a)(i)
Company Subsidiaries.....................................................ss.3.01
Company Superior Proposal.....................................ss.6.04(a)(iii)(A)
Company Systems.......................................................ss.3.12(c)
Company Voting Agreement................................................Recitals
Company Warrants......................................................ss.2.05(a)
Confidentiality Agreement.............................................ss.6.03(b)


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Contract.................................................................ss.9.03
control..................................................................ss.9.03
controlled by............................................................ss.9.03
Delaware Law............................................................Recitals
Effective Time...........................................................ss.1.02
employee benefit plan.....................................ss.3.10(a), ss.4.10(a)
ERISA.................................................................ss.3.10(a)
Excess Shares.....................................................ss.2.02(e)(ii)
Exchange Act.......................................................ss.3.05(b)(i)
Exchange Agent........................................................ss.2.02(a)
Exchange Fund.........................................................ss.2.02(a)
Exchange Ratio........................................................ss.2.01(a)
Expenses..............................................................ss.8.05(a)
GAAP..................................................................ss.3.07(b)
Governmental Entity...................................................ss.3.05(b)
HSR Act............................................................ss.3.05(b)(i)
Indemnified Parties...................................................ss.6.05(a)
Intellectual Property.................................................ss.3.12(a)
Knowledge................................................................ss.9.03
Law...............................................................ss.3.05(a)(ii)
Merger..................................................................Recitals
NASD...............................................................ss.3.05(b)(i)
NASDAQ............................................................ss.2.02(e)(ii)
Order.....................................................ss.6.06(c), ss.7.01(d)
Parent..................................................................Preamble
Parent Acquisition Proposal...........................................ss.6.04(b)
Parent Alternative Transaction Fee.............................ss.8.05(c)(ii)(B)
Parent Benefit Plans..................................................ss.4.10(a)
Parent Board............................................................Recitals
Parent By-Laws........................................................ss.4.03(d)
Parent Common Stock.....................................................Recitals
Parent Disclosure Letter..............................................Article IV
Parent Licensed Intellectual Property............................ss.4.12(a)(iii)
Parent Material Adverse Effect...........................................ss.4.01
Parent Options and Warrants...........................................ss.4.03(b)
Parent Owned Intellectual Property................................ss.4.12(a)(ii)
Parent Permits........................................................ss.4.06(a)
Parent Proposal.........................................................Recitals
Parent SEC Reports....................................................ss.4.07(a)
Parent Stockholders' Meeting.......................................ss.6.01(a)(i)
Parent Subsidiaries......................................................ss.4.01
Parent Superior Proposal......................................ss.6.04(b)(iii)(A)


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Parent Systems........................................................ss.4.12(b)
Parent Voting Agreement.................................................Recitals
Pension Plan..........................................................ss.6.12(c)
Permits...............................................................ss.3.06(a)
Person...................................................................ss.9.03
Porex Savings Plan.......................................................6.12(c)
Proxy Statement....................................................ss.6.01(a)(i)
Registration Statement............................................ss.6.01(a)(ii)
Representatives....................................................ss.6.03(a)(i)
Rule 145 Affiliate.......................................................ss.6.14
SEC...................................................................ss.3.07(a)
Section 16 Information...................................................ss.6.13
Securities Act.....................................................ss.3.05(b)(i)
Stockholders' Meetings.............................................ss.6.01(a)(i)
subsidiaries.............................................................ss.9.03
subsidiary...............................................................ss.9.03
Surplus Account.......................................................ss.6.12(c)
Surviving Corporation....................................................ss.1.01
Taxes.............................................................ss.3.13(a)(iv)
Termination Date......................................................ss.8.01(b)
Year 2000 Compliant.......................................ss.3.12(c), ss.4.12(b)


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                  AGREEMENT AND PLAN OF MERGER dated as of February 13, 2000
(this "Agreement") between HEALTHEON/WEBMD CORPORATION, a Delaware corporation ("Parent"), and MEDICAL MANAGER CORPORATION, a Delaware corporation (the "Company").

                               W I T N E S S E T H

                  WHEREAS, the Boards of Directors of Parent and the Company have each determined that it is in the best interests of their respective stockholders for Parent and the Company to combine their respective businesses upon the terms and conditions set forth herein;

                  WHEREAS, in furtherance of such business combination, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") the Company will merge with and into Parent (the "Merger");

                  WHEREAS, the Company Board (the "Company Board") (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and has declared this Agreement, the Merger and the other transactions contemplated hereby to be advisable and (ii) has recommended that the stockholders of the Company approve and adopt this Agreement and the Merger (the "Company Proposal");

                  WHEREAS, the Parent Board (the "Parent Board") (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and has declared this Agreement, the Merger and the other transactions contemplated hereby to be advisable and (ii) has recommended that the stockholders of Parent approve and adopt this Agreement and the Merger (the "Parent Proposal");

                  WHEREAS, CareInsite, Inc., a majority-owned public subsidiary ("CareInsite") of Avicenna Systems Corporation ("ASC"), and ASC have agreed to a merger (the "CareInsite Merger") whereby CareInsite will merge with and into ASC, with ASC as the surviving corporation, pursuant to an Agreement and Plan of Merger dated as of the date hereof among Parent, ASC and CareInsite (the "CareInsite Merger Agreement");

                  WHEREAS, the satisfaction or, if permissible, waiver of all of the conditions precedent to the closing of the CareInsite Merger is a condition precedent to the closing of the Merger;

                  WHEREAS, as a condition to the willingness of the parties to enter into this Agreement, Parent will have entered into a voting agreement, dated as of the date of this Agreement, with certain members of the Company Board, each a holder of common stock, par value $.01 per share, of the Company ("Company Common Stock"), pursuant to which each member has agreed, among other things, to vote its shares of Company Common Stock in favor



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of the Company Proposal and to take certain other actions in support of the
Merger (the "Company Voting Agreement");

                  WHEREAS, as a condition to the willingness of the parties to enter into this Agreement, the Company will have entered into a voting agreement, dated as of the date of this Agreement, with certain members of the Parent Board and certain significant holders of shares of common stock, par value $.0001 per share, of the Parent (the "Parent Common Stock"), pursuant to which each of them has entered into an agreement to, among other things, vote its shares of Parent Common Stock in favor of the Parent Proposal and to take certain other actions in support of the Merger and Parent hereby agrees to use its best efforts to cause the Persons listed in Section 1.0 of the Parent Disclosure Letter (as defined below) to execute counterparts of such agreements as soon as possible following the date hereof (the "Parent Voting Agreement");

                  WHEREAS, as a condition to the willingness of the parties to enter into this Agreement, (i) Medical Manager Health Systems Inc., CareInsite and Parent have entered into the Interchange Agreement, dated as of the date hereof and (ii) CareInsite, Parent, and ASC have entered into the CareInsite Merger Agreement; and

                  WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 251 of Delaware Law, at the Effective Time (as defined below in Section 1.02), the Company shall be merged with and into Parent. As a result of the Merger, the separate corporate existence of the Company shall cease and Parent shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  SECTION 1.02. Effective Time; Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place on the first business day after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (other than those that by their nature will be satisfied on the Closing Date, as defined below) or on such other date




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                                        3

as Parent and the Company shall agree in writing (such date, the "Closing Date"). On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed and acknowledged in accordance with, Section 251 of Delaware Law. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by the parties hereto and specified in the Certificate of Merger). The Closing will be held at the offices of counsel to Parent (or such other place as the parties may agree).

                  SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Parent shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Parent shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  SECTION 1.04. Certificate of Incorporation; By-Laws. (a) At the Effective Time, the Certificate of Incorporation of Parent, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law.

                  (b) At the Effective Time, the By-Laws of Parent, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

                  SECTION 1.05. Directors and Officers. The directors of Parent immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Parent immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holders of any of the following securities:



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                                        4


                  (a) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.01(b)) shall be canceled and shall be converted, subject to Section 2.02(e), into the right to receive 1.65 shares (the "Exchange Ratio") of Parent Common Stock; provided, however, that, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares; and

                  (b) each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

                  SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01(a) as of the Effective Time, cash in lieu of any fractional shares pursuant to Section 2.02(e) and any dividends or other distributions pursuant to Section 2.02(c) (such certificates for shares of Parent Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver out of the Exchange Fund the Parent Common Stock contemplated to be issued pursuant to Section 2.01(a), the cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.02(e) and any dividends or other distributions pursuant to Section 2.02(c). Except as contemplated by Section 2.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As promptly as practicable after the Effective Time, and in any event not later than five business days, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective
Time) of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.01(a), cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.02(e) and any dividends or other distributions pursuant to Section 2.02(c), (i) a letter of transmittal (which shall be in customary form and shall specify that



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                                        5

delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of any fractional shares and any dividends or other distributions pursuant to Section 2.02(c). Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly represented by such Certificate (after taking into account all shares of Company Common Stock then held by such holder), cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

                  (c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws (as defined in Section 3.05), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after




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                                        6

the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

                  (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

                  (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent.

                  (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to
Section 2.02(a) over (y) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Parent Common Stock, shall sell the Excess Shares at then prevailing prices on the National Market System of the Nasdaq Stock Market ("NASDAQ"), all in the manner provided in paragraph (iii) of this Section 2.02(e).

                  (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NASDAQ through one or more member firms of the NASDAQ and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to such holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such holders of Company Common Stock as part of the Exchange Fund. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Shares. In addition, Parent shall pay the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates representing Company Common Stock are entitled.

                  (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share




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                                        7

interests, the Exchange Agent shall promptly pay such amounts to such holders of Company Common Stock subject to and in accordance with the terms of Section 2.02(c).

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Company Common Stock who have not theretofore complied with this
Article II shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions with respect to the Parent Common Stock to which they are entitled pursuant to Section 2.02(c).

                  (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of Company Common Stock (or dividends or distributions with respect thereto), or cash lawfully delivered to a public official pursuant to any abandoned property, escheat or similar Law.

                  (h) Withholding Rights. Each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it may be required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Exchange Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                  (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

                  SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

                  SECTION 2.04. Company Stock Options. (a) At the Effective Time, each outstanding stock option (each a "Company Stock Option" and collectively, the "Company Stock Options") granted pursuant to the terms and conditions of the Company's stock option plans and arrangements (collectively, the "Company Stock Option Plans"), whether or not exercisable, shall be converted into and become rights with respect to Parent Common Stock, and the Parent shall assume the Company's obligations with respect to each Company Stock Option and the related Company Stock Option Plan, in accordance with its terms, except that from and after the Effective Time, (i) Parent and its compensation committee shall be substituted for the Company and the committee of the Company's Board of Directors (including, if applicable, the entire Company Board) administering the Company Stock Option Plan, if any, under which such Company Stock Option was granted or otherwise governed, (ii) each Company Stock Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (iii) the number of shares of Parent Common Stock subject to such Company Stock Option shall be equal to the number of whole shares (rounded to the nearest whole share) of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio,
(iv) the per share exercise price under each such Company Stock Option shall be adjusted by dividing the per share exercise price under each such Company Stock Option by the Exchange Ratio and rounding to the nearest whole cent, and (v) all references in the Company Stock Option Plans and the stock option certificates and agreements to the Company (or its predecessors) shall be deemed to refer to Parent. Notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 2.04(a), each Company Stock Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of such Company Stock Option, within the meaning of Section 424(h) of the Code.

                  (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate documentation evidencing the foregoing assumption by Parent of such Company Stock Options and the related Company Stock Option Plan and the agreements evidencing such Company Stock Options shall continue in effect on the same terms and conditions (subject to adjustments required by this Section 2.04 after giving effect to the Merger and the provisions set forth above). Parent shall comply with the terms of the Company Stock Option Plans and ensure, to the extent lawful, and subject to the provisions of the applicable Company Stock Option Plan, that Company Stock Options which qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after the Effective Time of the Merger.

                  (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon the exercise of Company Stock Options.

                  (d) Parent agrees to file, as of the Effective Time, a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to the Company Stock Options and shall maintain the effectiveness of such registration statement thereafter for so long as any such Company Stock Options remain outstanding.

                  SECTION 2.05. Company Warrants. (a) At the Effective Time, Parent shall assume the obligations of the Company under any warrant or other rights to purchase shares of Company Common Stock (the "Company Warrants") outstanding at the Effective Time, whether or not the Company Warrants are then exercisable. Thereafter, the Company Warrants shall represent the right to receive upon exercise the number of shares of Parent Common Stock equal to the product of (i) the Exchange Ratio and (ii) the number of shares of Company Common Stock for which such Company Warrant could be exercised at any time, with such product rounded to the nearest whole share. The per share exercise price under each such Company Warrant shall be adjusted by dividing the per share exercise price under each such Company Warrant by the Exchange Ratio and rounding to the nearest whole cent. At the Effective Time, (i) all references in the instruments evidencing the Company Warrants to the Company shall be deemed to refer to Parent and (ii) Parent shall assume all of the Company's obligations under such instruments with respect to such Company Warrants as so amended.

                  (b) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of the Company Warrants documentation evidencing the foregoing assumption by Parent of such Company Warrants.

                  (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Warrants.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the Disclosure Letter of even date herewith delivered by the Company to Parent concurrently with the execution of this Agreement (the "Company Disclosure Letter") (it being agreed that disclosure of an item or fact in any section of the Company Disclosure Letter shall not be deemed disclosed with respect to any other section of the Company Disclosure Letter), the Company hereby represents and warrants to Parent that:

                  SECTION 3.01. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each subsidiary of the Company (collectively, the "Company Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and the Company Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Company Material Adverse Effect (as defined below). The term "Company Material Adverse Effect" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, business, or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, but shall not include (x) any adverse effect due to changes, after the date of this Agreement, in conditions generally affecting (1) the healthcare or electronic commerce industries or (2) the U.S. economy as a whole, (y) any change or adverse effect caused by, or relating to, the announcement of this Agreement or the transactions contemplated hereby, or (z) any adverse effect due to legal or regulatory changes, effective after the date of this Agreement; provided that any order or regulatory action specifically related to the Company may be considered in determining the existence of a Company Material Adverse Effect.

                  SECTION 3.02. Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Parent complete and correct copies of the Certificate of Incorporation and the By-Laws, each as amended to the date of this Agreement, of the Company. Such Certificate of Incorporation and By-Laws are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any provision of its Certificate of Incorporation, By-Laws or equivalent organizational documents.

                  SECTION 3.03. Capitalization. (a) The authorized capital stock of the Company consists of (a) 300,000,000 shares of Company Common Stock and
(b) 10,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of the date hereof, (i) 35,704,665 shares of Company Common Stock were issued and outstanding (plus any shares issued upon exercise of Company Stock Options since February 11, 2000), all of which are validly issued, fully paid and nonassessable and (ii) 5,268,463 shares of Company Common Stock are held in the treasury of the Company. As of the date of this Agreement, no shares of the Company Preferred Stock were issued and outstanding. The Company has no other capital stock authorized, issued or outstanding.

                  (b) As of February 11, 2000, (i) 17,779,543 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Stock Options, (ii) 170,911 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Warrants and (iii) 138,354 securities convertible into 2,305,900 shares of Company Common Stock were outstanding. The Company Disclosure Letter sets forth, with respect to the Company Stock Options outstanding as of February 11, 2000, the aggregate number of shares of Company Common Stock subject to Company Stock Options under each Company Stock Option Plan and the weighted average exercise price of such Company Stock Options. The Company Disclosure Letter also lists the names of all individuals or entities who own Company Warrants, together with the number of shares of Company Common Stock subject to such Company Warrants and the exercise prices of such Company Warrants. No options, warrants or other rights to acquire shares of Company Common Stock have been granted from February 11, 2000 to the date of this Agreement.

                  (c) Except for (i) Company Stock Options granted pursuant to the Company Stock Option Plans, (ii) stock options granted pursuant to the CareInsite stock option plans and arrangements described in Section 2.04 of the CareInsite Merger Agreement, and (iii) the Company Warrants, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary, other than a Company Subsidiary that is wholly owned by the Company and other Company Subsidiaries, or any other Person.

                  (d) On a fully exercised and converted to Company Common Stock basis, the number of shares of Company Common Stock outstanding on the date hereof would be 55,961,019.

                  SECTION 3.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to the terms and conditions of this Agreement and the approval of this Agreement by the holders of a majority of then outstanding shares of Company Common Stock, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of the Company Proposal by the holders of a majority of then outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by Delaware Law and subject to the terms and conditions of this Agreement). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

                  SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in
Section 3.05(b) have been obtained and all filings and obligations described in
Section 3.05(b) have been made, conflict with or violate any federal, state or local statute, law, ordinance, regulation, rule, code, order, judgment or decree of the United States of America or any foreign, state or local regulatory agency or other Governmental Entity (as defined below) or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment (collectively, the "Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected,
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any Contract, or (iv) result in any drag along or tag along rights of any stockholder of any Company Subsidiary, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Company Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") and the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), state securities or "blue sky" Laws ("Blue Sky Laws"), the Rules of the National Association of Securities Dealers ("NASD"), state takeover Laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), filings or approvals required under the competition Laws of foreign jurisdictions, and the filing and recordation of the Certificate of Merger as required by the Delaware Law, and (ii) for such consents, approvals, authorizations or permits, or such filings or notifications, the failure to obtain or to make as would not prevent consummation of the Merger and would not have a Company Material Adverse Effect.

                  SECTION 3.06. Permits; Compliance. (a) Except as set forth in the Combined SEC Reports (as defined in Section 3.07), the Company and the Company Subsidiaries are in possession of, and is in compliance with the terms of, all federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these), or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity ("Permits") that are required for the operation of the business of the Company and the Company Subsidiaries, taken as a whole, as they are operated on the date hereof except for such Permits, the absence of which would not have a Company Material Adverse Effect (collectively, the "Company Permits"). Except as set forth in the Combined SEC Reports, no suspension or cancellation of any Company Permit is pending or, to the Knowledge (as defined in Section 9.03) of the Company, threatened, except with respect to Company Permits the suspension or cancellation of which would not have a Company Material Adverse Effect.

                  (b) Except as set forth in the Combined SEC Reports and as would not have a Company Material Adverse Effect, the business of the Company and the Company Subsidiaries has been and is being conducted in compliance with all applicable Laws. Except as set forth in the Combined SEC Reports and as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is in conflict with, or has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permit. Except as set forth in the Combined SEC Reports and those which would not have a Company Material Adverse Effect, (i) no investigation or review by any Governmental Entity with respect to the Company or the Company Subsidiaries is pending or, to the Knowledge of the Company, threatened in writing; and (ii) neither the Company nor any of the Company Subsidiaries has received any written communication in the past two years from any Governmental Entity that alleges that the Company or any of the Company Subsidiaries is not in compliance in any material respect with any applicable Law.

                  SECTION 3.07. SEC Filings; Financial Statements; Absence of Liabilities. (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since July 1, 1998 (collectively, the "Company SEC Reports"), and CareInsite has filed all forms, reports and documents required to be filed by it with the SEC since June 15, 1999 (collectively, the "CareInsite SEC Reports" and together with the Company SEC Reports, the "Combined SEC Reports"). As of the respective dates they were filed (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such amending or superseding filing), (i) the Combined SEC Reports complied in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) none of the Combined SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except for CareInsite, no Company Subsidiary is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Combined SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC), and each presented fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and their results of operations and cash flows for the respective periods indicated therein, all in accordance with GAAP (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be material in amount).

                  (c) Except for liabilities and obligations reflected on the consolidated balance sheet of the Company as of December 31, 1999 (including the notes thereto), liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999 and other liabilities and obligations that would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet prepared in accordance with GAAP.

                  SECTION 3.08. Absence of Certain Changes or Events. During the period commencing December 31, 1999 and ending on the date of this Agreement, there has not been:

                  (a)      a Company Material Adverse Effect;

                  (b) any event, condition or occurrence which is reasonably likely to have a Company Material Adverse Effect; or

                  (c) except as set forth in the Combined SEC Reports or as disclosed in connection with the other representations and warranties of the Company in this Agreement, any event that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Sections 5.01(c) through (g) and (o) hereof.

                  SECTION 3.09. Absence of Litigation. (a) As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, by or before any court, arbitrator or Governmental Entity, domestic or foreign, except as set forth in the Combined SEC Reports and would not have a Company Material Adverse Effect.

                  (b) Except as set forth in the Combined SEC Reports and as would not have a Company Material Adverse Effect, as of the date of this Agreement, neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of the Company, continuing investigation by, any

Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator.

                  SECTION 3.10. Employee Benefit Plans. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or any Company Subsidiary with respect to any current or former director, officer or employee of the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary could incur liability under Section 4069, 4201 or 4212(c) of ERISA (the "Company Benefit Plans"), the Company has made available to Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Company Benefit Plan, (iii) each trust agreement relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, if any, and
(vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code.

                  (b) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law except as would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has any actual or contingent material liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation). None of the Company Benefit Plans is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (c) The Company has made available to Parent (i) copies of all employment agreements and severance agreements with executive officers of the Company or CareInsite and (ii) copies of all plans, programs, agreements and other arrangements of the Company or any Company Subsidiary with or relating to its or such Company Subsidiary's employees which contain change in control provisions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of the Company or any Company Subsidiary under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any benefits (including under the Company Stock Option Plans).

                  (d) No Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person (except to the extent required by law).

                  SECTION 3.11. Tax Matters. To the Knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code. To the Knowledge of the Company, there are no agreements, plans or other circumstances that would prevent the Merger from qualifying under Section 368(a) of the Code.

                  SECTION 3.12. Intellectual Property. (a) "Intellectual Property" means (i) patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, URLs, trade dress, logos, trade names, corporate names, and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, (iv) all computer programs, whether in source code, object code or other form (including without limitation any embedded in or otherwise constituting part of a computer hardware device) and all databases and data collections, and (v) confidential and proprietary information, including trade secrets and know-how.

                  (b) Except as set forth in the Combined SEC Reports and as would not have a Company Material Adverse Effect, (i) to the Knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe or misappropriate the Intellectual Property of any third party, and to the Knowledge of the Company, no claim has been asserted to the Company that the conduct of the business of the Company and the Company Subsidiaries as currently conducted infringes or may infringe or misappropriates the Intellectual Property of any third party, (ii) with respect to each item of Intellectual Property owned by the Company and the Company Subsidiaries and material to the businesses of the Company and the Company Subsidiaries as currently conducted ("Company Owned Intellectual Property"), the Company or a Company Subsidiary is the owner of the entire right, title and interest in and to such Intellectual Property and is entitled to use such Intellectual Property in the continued operation of its respective business,
(iii) with respect to each item of Intellectual Property licensed to the Company or a Company Subsidiary that is material to the businesses of the Company and the Company Subsidiaries as currently conducted ("Company Licensed Intellectual Property"), the Company or a Company Subsidiary has the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property, (iv) to the Knowledge of the Company, the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part, (v) to the Knowledge of the Company, no person is engaging in any activity that infringes the Company Owned Intellectual Property, (vi) to the Knowledge of the Company, each license of Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, except to the extent expired in accordance with its terms, and (vii) to the Knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder.

                  (c) Except as set forth in the Combined SEC Reports and as would not have a Company Material Adverse Effect, to the Knowledge of the Company, all Company Systems and Company Owned Intellectual Property are Year 2000 Compliant. For purposes hereof, "Company Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) material to or necessary for the Company to carry on its business as currently conducted. For purposes hereof, "Year 2000 Compliant" means that the Company Systems and Company Owned Intellectual Property provide uninterrupted millennium functionality in that the Company Systems and Company Owned Intellectual Property will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Company Systems and Company Owned Intellectual Property record, store, process, and present calendar dates falling on or before December 31, 1999.

                  SECTION 3.13. Taxes. (a) Except as would not have a Company Material Adverse Effect, (i) the Company and each of the Company Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (A) are not yet delinquent or (B) are being contested in good faith and have not been finally determined), (iii) as of the date of this Agreement, no deficiency for any Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries and (iv) the Company and each of the Company Subsidiaries have provided adequate reserves in accordance with generally accepted accounting principles in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                  (b) To the Knowledge of the Company, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon the Company or any of the Company Subsidiaries, nor has the Company or any of the Company Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers are reasonably likely to have a Company Material Adverse Effect.

                  (c) There are no Tax liens upon any property or assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have a Company Material Adverse Effect.

                  (d) Neither the Company nor any of the Company Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change has had or is reasonably likely to have a Company Material Adverse Effect.

                  (e) Except as set forth in the financial statements described in Section 3.07, neither the Company nor any of the Company Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would be reasonably likely to have a Company Material Adverse Effect.

                  SECTION 3.14. Vote Required. The only vote of the holders of any class or series of capital stock of the Company necessary to approve the Company Proposal is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

                  SECTION 3.15. Opinion of Financial Advisor. The Company has received the opinions of Merrill Lynch & Co., Warburg Dillon Reed LLC and Donaldson, Lufkin & Jenrette Securities Corporation dated February 13, 2000 that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company.

                  SECTION 3.16. Brokers. No broker, finder or investment banker (other than Merrill Lynch & Co., Warburg Dillon Reed LLC and Donaldson, Lufkin & Jenrette Securities Corporation is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  SECTION 3.17. Contracts. Except for agreements listed as exhibits to any Combined SEC Reports, none of the Company or any of the Company Subsidiaries is a party to any: (a) Contract which grants any person the exclusive right to any of the material assets of the Company or any of the Company Subsidiaries or purports to limit in any material respect the manner in which, or the localities in which, the Company or any of the Company Subsidiaries is entitled to conduct all or any material portion of the business of the Company or any of the Company Subsidiaries; (b) Contract that requires the consent of, or terminates or becomes terminable by, any party other than the Company or any of the Company Subsidiaries as a result of the transactions contemplated by this Agreement where the failure to obtain such consent or the termination of such Contract could be reasonably expected to have a Company Material

Adverse Effect; or (c) Contract of any sort, other than in the ordinary course of business, which contemplates any joint venture, partnership, strategic alliance or similar arrangement extending beyond six (6) months or involving equity or investments of more than $20,000,000. There is not, under any of the aforesaid obligations, any default by the Company or any of the Company Subsidiaries except for defaults or other events which would not have a Company Material Adverse Effect.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Except as set forth in the Disclosure Letter of even date herewith delivered by Parent to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Letter") (it being agreed that disclosure of an item or fact in any section of the Parent Disclosure Letter shall not be deemed disclosed with respect to any other section of the Parent Disclosure Letter), Parent hereby represents and warrants to the Company that:

                  SECTION 4.01. Organization and Qualification. Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Parent has all corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each subsidiary of Parent (collectively, the "Parent Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and the Parent Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Parent Material Adverse Effect (as defined below). The term "Parent Material Adverse Effect" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, business, or results of operations of Parent and the Parent Subsidiaries, taken as a whole, or (ii) the ability of Parent to perform their respective obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, but shall not include (x) any adverse effect due to changes, after the date of this Agreement, in conditions generally affecting (1) the healthcare or electronic commerce industries or (2) the U.S. economy as a whole, (y) any change or adverse effect caused by, or relating to, the entering into of this Agreement, the consummation of the transactions contemplated hereby or the announcement thereof, or (z) any adverse effect due to legal or regulatory changes, effective after the date of this Agreement.

                  SECTION 4.02. Certificate of Incorporation and By-Laws. Parent has heretofore furnished to the Company complete and correct copies of the Parent Certificate of Incorporation and the Parent By-Laws (as defined below). Such Certificate of Incorporation and By-Laws are in full force and effect. Neither Parent nor any Parent Subsidiary is in violation of any provision of its Certificate of Incorporation, By-Laws or equivalent organizational documents.

                  SECTION 4.03. Capitalization. (a) The authorized capital stock of Parent consists of: (i) 600,000,000 shares of Parent Common Stock, of which 179,772,040 shares are issued and outstanding as of February 7, 2000 and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, of which 155,951 shares are issued and outstanding as of February 7, 2000. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

                  (b) As of February 7, 2000, an aggregate of 65,701,201 shares of Parent Common Stock are subject to issuance pursuant to outstanding options to purchase Parent Common Stock under Parent's stock option plans and outstanding warrants to purchase Parent Common Stock. (Stock options granted by Parent pursuant to its stock option plans and warrants are referred to in this Agreement as "Parent Options and Warrants".) No options or warrants to acquire shares of Parent Common Stock have been granted from February 7, 2000 to the date of this Agreement.

                  (c) Except as set forth in Section 4.03(a) and (b) above, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary, other than a Parent Subsidiary that is wholly owned by Parent and other Parent Subsidiaries, or any other Person.

                  (d) The shares of Parent Common Stock to be issued in the Merger pursuant to Section 2.01(a) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by Law, the Certificate of Incorporation of Parent or Amended and Restated By-Laws of Parent (the "Parent By-Laws") or any agreement or arrangement to which the Parent is a party or is bound.

                  SECTION 4.04. Authority Relative to This Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to the terms and conditions of this Agreement and obtaining the necessary approvals of Parent's stockholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and the consummation by Parent of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of the Parent Proposal by a majority of the outstanding shares of Parent Common Stock, and the filing and recordation of the appropriate merger documents as required by Delaware Law and subject to the terms and conditions of this Agreement). This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

                  SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Certificate of Incorporation of Parent or the Parent By-Laws or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that would not have a Parent Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for the applicable requirements, if any, of the Exchange Act and the Securities Act, Blue Sky Laws, the NASD, state takeover Laws, the HSR Act, filings or approvals required under the competition Laws of foreign jurisdictions, and the filing and recordation of the Certificate of Merger as required by Delaware Law, (ii) the request that the shares of Parent Common Stock to be issued pursuant to this Agreement in the Merger be listed for trading on the NASDAQ, and (iii) for such consents, approvals, authorizations or permits, or such filings or notifications, the failure to obtain or make as would not prevent consummation of the Merger and would not have a Parent Material Adverse Effect.

                  SECTION 4.06. Permits; Compliance. (a) Except as set forth in the Parent SEC Reports (as defined in Section 4.07), Parent and the Parent Subsidiaries are in possession and are in compliance with the terms of all Permits that are required for the operation of the business except for such Permits, the absence of which would not have a Parent Material Adverse Effect (collectively, the "Parent Permits"). Except as set forth in the Parent SEC Reports, no suspension or cancellation of any Parent Permit is pending or, to the Knowledge of Parent, threatened, except with respect to Parent Permits the suspension or cancellation of which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                  (b) Except as set forth in the Parent SEC Reports and as would not have a Parent Material Adverse Effect, the business of Parent and the Parent Subsidiaries has been and is being conducted in compliance with all applicable Laws. Except as set forth in the Parent SEC Reports and as would not have a Parent Material Adverse Effect, neither Parent nor any Parent Subsidiary is in conflict with, or has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (ii) any Parent Permit. Except as set forth in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or the Parent Subsidiaries is pending or, to the Knowledge of Parent, threatened in writing, other than, in each case, those which would not have a Parent Material Adverse Effect; and neither Parent nor any of the Parent Subsidiaries has received any written communication in the past two years from any Governmental Entity that alleges that Parent or any of the Parent Subsidiaries is not in compliance in any material respect with any applicable Law.

                  SECTION 4.07. SEC Filings; Financial Statements; Absence of Liabilities. (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since February 1, 1999 (collectively, the "Parent SEC Reports"). As of the respective dates they were filed (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such amending or superseding filing), (i) the Parent SEC Reports complied in all material espects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Parent SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC), and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and their results of operations and cash flows for the respective periods indicated therein, all in accordance with GAAP (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be material in amount).

                  (c) Except for liabilities and obligations reflected on the consolidated balance sheet of Parent as of September 30, 1999 (including the notes thereto), liabilities and obligations incurred in the ordinary course of business consistent with past practice since September 30, 1999 and liabilities and obligations arising under this Agreement and the CareInsite Merger Agreement, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet prepared in accordance with GAAP.

                  SECTION 4.08. Absence of Certain Changes or Events. During the period commencing September 30, 1999 and ending on the date of this Agreement, there has not been:

                  (a) a Parent Material Adverse Effect;

                  (b) any event, condition or occurrence which is reasonably likely to have a Parent Material Adverse Effect; or

                  (c) except as set forth in the Parent SEC Reports or as disclosed in connection with the other representations and warranties of Parent in this Agreement, any event that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Sections 5.02(c) through (f) and (i) hereof.

                  SECTION 4.09. Absence of Litigation. (a) Except as set forth in the Parent SEC Reports, as of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary, or any property or asset of Parent or any Parent Subsidiary, by or before any court, arbitrator or Governmental Entity, domestic or foreign, except as would not have a Parent Material Adverse Effect.

                  (b) Except as set forth in the Parent SEC Reports and as would not have a Parent Material Adverse Effect, as of the date of this Agreement neither Parent nor any Parent Subsidiary nor any property or asset of Parent or any Parent Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Parent, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator.

                  SECTION 4.10. Employee Benefit Plans. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA), maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary could incur liability under Section 4069, 4201 or 4212(c) of ERISA (the "Parent Benefit Plans"), Parent has made available to the Company a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Parent Benefit Plan, (iii) each trust agreement relating to such Parent Benefit Plan, (iv) the most recent summary plan description for each Parent Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Parent Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Parent Benefit Plan qualified under Section 401(a) of the Code.

                  (b) With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances, in connection with which Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law, except as would not have a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary has any actual or contingent material liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation). None of the Parent Benefit Plans is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (c) Parent has made available to the Company (i) copies of all employment agreements and severance agreements with executive officers of Parent or any Parent Subsidiary and (ii) copies of all plans, programs, agreements and other arrangements of Parent or any Parent Subsidiary with or relating to its or such Parent Subsidiary's employees which contain change in control provisions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of Parent or any Parent Subsidiary under any Parent Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Parent Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any benefits (including under the stock option plans of Parent).

                  (d) No Parent Benefit Plan provides retiree medical or retiree life insurance benefits to any person (except to the extent required by Law).

                  SECTION 4.11. Tax Matters. To the Knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code. To the Knowledge of Parent, there are no agreements, plans or other circumstances that would prevent the Merger from qualifying under Section 368(a) of the Code.

                  SECTION 4.12. Intellectual Property. (a) Except as set forth in the Parent SEC Reports and as would not have a Parent Material Adverse Effect, (i) to the Knowledge of Parent, the conduct of the business of Parent and the Parent Subsidiaries as currently conducted does not infringe or misappropriate the Intellectual Property of any third party, and to the Knowledge of Parent, no claim has been asserted to Parent that the conduct of the business of Parent and the Parent Subsidiaries as currently conducted infringes or may infringe or misappropriates the Intellectual Property of any third party, (ii) with respect to each item of Intellectual Property owned by Parent and the Parent Subsidiaries and material to the businesses of Parent and the Parent Subsidiaries as currently conducted ("Parent Owned Intellectual Property"), Parent or a Parent Subsidiary is the owner of the entire right, title and interest in and to such Intellectual Property and is entitled to use such Intellectual Property in the continued operation of its respective business, (iii) with respect to each item of Intellectual Property licensed to Parent or a Parent Subsidiary that is material to the businesses of Parent and the Parent Subsidiaries as currently conducted ("Parent Licensed Intellectual Property"), Parent or a Parent Subsidiary has the right to use such Parent Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Parent Licensed Intellectual Property, (iv) to the Knowledge of Parent, the Parent Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part, (v) to the Knowledge of Parent, no person is engaging in any activity that infringes the Parent Owned Intellectual Property, (vi) to the Knowledge of Parent, each license of Parent Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, except to the extent expired in accordance with its terms, and (vii) to the Knowledge of Parent, no party to any license of the Parent Licensed Intellectual Property is in breach thereof or default thereunder.

                  (b) Except as set forth in the Parent SEC Reports and as would not have a Parent Material Adverse Effect, to the Knowledge of Parent, all Parent Systems and Parent Owned Intellectual Property are Year 2000 Compliant. For purposes hereof, "Parent Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) material to or necessary for Parent to carry on its business as currently conducted. For purposes hereof, "Year 2000 Compliant" means that the Parent Systems and Parent Owned Intellectual Property provide uninterrupted millennium functionality in that the Parent Systems and Parent Owned Intellectual Property will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Parent Systems and Parent Owned Intellectual Property record, store, process, and present calendar dates falling on or before December 31, 1999.

                  SECTION 4.13. Taxes. (a) Except as would not have a Parent Material Adverse Effect, (i) Parent and each of the Parent Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent and the Parent Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iii) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Parent or any of the Parent Subsidiaries and (iv) Parent and each of the Parent Subsidiaries have provided adequate reserves in accordance with generally accepted accounting principles in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

                  (b) To the Knowledge of Parent, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon Parent or any of the Parent Subsidiaries, nor has Parent or any of the Parent Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period in which disputes, claims, assessments or waivers are reasonably likely to have a Parent Material Adverse Effect.

                  (c) There are no Tax liens upon any property or assets of Parent or any of the Parent Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have a Parent Material Adverse Effect.

                  (d) Neither Parent nor any of the Parent Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Parent or any of the Parent Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change has had or is reasonably likely to have a Parent Material Adverse Effect.

                  (e) Except as set forth in the financial statements described in Section 4.07, neither Parent nor any of the Parent Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would be reasonably likely to have a Parent Material Adverse Effect.

                  SECTION 4.14. Vote Required. The affirmative vote of a majority of the shares of Parent Common Stock at the Parent Stockholders' Meeting (as defined below) is required to approve the Parent Proposal. No other vote of the stockholders of Parent is required by Law, the Certificate of Incorporation of Parent, the Parent By-Laws or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

                  SECTION 4.15. Opinion of Financial Advisor. Parent has received the opinion of Morgan Stanley & Co., Incorporated, dated February 13, 2000 that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Parent.

                  SECTION 4.16. Brokers. No broker, finder or investment banker (other than Morgan Stanley & Co., Incorporated and FleetBoston Robertson Stephens, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                  SECTION 4.17. Contracts. Except for agreements listed as exhibits to any Parent SEC Reports, none of Parent or any of the Parent Subsidiaries is a party to any: (a) Contract which grants any person the exclusive right to any of the material assets of Parent or any of the Parent Subsidiaries or purports to limit in any material respect the manner in which, or the localities in which, the Parent or any of the Parent Subsidiaries is entitled to conduct all or any material portion of the business of Parent or any of the Parent Subsidiaries; (b) Contract that requires the consent of, or terminates or becomes terminable by, any party other than the Parent or any of the Parent Subsidiaries as a result of the transactions contemplated by this Agreement where the failure to obtain such consent or the termination of such Contract could be reasonably expected to have a Parent Material Adverse Effect; or (c) Contract of any sort, other than in the ordinary course of business, which contemplates any joint venture, partnership, strategic alliance or similar arrangement extending beyond six (6) months or involving equity or investments of more than $20,000,000. There is not, under any of the aforesaid obligations, any default by Parent or any of the Parent Subsidiaries except for defaults or other events which would not have a Parent Material Adverse Effect.

                                    ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

                  SECTION 5.01. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as specifically contemplated by any other provision of this Agreement or Section

5.01 of the Company Disclosure Letter, unless Parent shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed):

                  (a) the Company and the Company Subsidiaries shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with employees, customers, suppliers and others having business dealings with them; provided, however, that no action by the Company or any Company Subsidiary with respect to matters specifically addressed by any other provision of this Section 5.01 or Section 6.07 shall be deemed a breach of this Section 5.01(a);

                  (b) neither the Company nor any Company Subsidiary shall amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents, except for the issuance of preferred stock in connection with acquisitions permitted pursuant to
          Section 5.01(f)(i);

                  (c) neither the Company nor any Company Subsidiary shall issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock of the Company or any Company Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, except for (i) the issuance of any shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof in accordance with the respective terms thereof, (ii) the issuance, in the ordinary course of business and consistent with past practice, of Company Stock Options to purchase a maximum of 450,000 shares of Company Common Stock pursuant to Company Stock Option Plans in effect on the date of this Agreement in connection with the commencement of the employment of any Person by the Company or any Company Subsidiary and the shares of Company Common Stock issuable pursuant to such Company Stock Options, in accordance with the terms of the Company Stock Option Plans, (iii) issuances by a direct or indirect wholly owned subsidiary of the Company of capital stock to such subsidiary's parent, and (iv) issuances of capital stock in acquisitions permitted under Section 5.01(f);

                  (d) neither the Company nor any Company Subsidiary shall declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than dividends by a direct or indirect wholly owned subsidiary of the Company to such subsidiary's parent;

                  (e) neither the Company nor any Company Subsidiary shall reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except for any such transaction by a wholly owned subsidiary of the Company that remains a wholly owned subsidiary of the Company after the consummation of such transaction;

                  (f) neither the Company nor any Company Subsidiary shall: (i) acquire or dispose of (including, without limitation, by merger, consolidation, or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof, (x) for or with a fair market value in excess of $500,000,000 or (y) in the case of acquisitions, as could reasonably be expected to result in any (A) delay in the consummation of the Merger or the transactions contemplated herein or (B) decrease in the likelihood that the conditions set forth in Sections 7.01(d) and (e) would be satisfied, or (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for
          (A) indebtedness incurred in the ordinary course of business and consistent with past practice, (B) indebtedness of the Company to a direct or indirect wholly owned Company Subsidiary or indebtedness of a direct or indirect wholly owned Company Subsidiary to the Company or another direct or indirect wholly owned Company Subsidiary, or (C) indebtedness that in the aggregate does not exceed $100,000,000;

                  (g) neither the Company nor any Company Subsidiary shall change its method of accounting in effect at December 31, 1999, except as required by changes in GAAP or the accounting rules and regulations of the SEC;

                  (h) neither the Company nor any Company Subsidiary shall take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code;

                  (i) neither the Company nor any Company Subsidiary shall make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                  (j) neither the Company nor any Company Subsidiary shall enter into any new employment Contract or make any material commitment to employees (including any commitment to pay severance, retirement or other material benefits) except in the ordinary course of business and consistent with past practice;

                  (k) neither the Company nor any Company Subsidiary shall increase the compensation (including material fringe benefits) payable or to become payable to any officer, director, or employee, except (x) general hourly rate increases and normal merit increases for employees other than executive officers made in the ordinary course of business and consistent with past practice and (y) for increases committed to prior to the date of this Agreement and not in contemplation thereof;

                  (l) neither the Company nor any Company Subsidiary shall make any loan to any Person or increase the aggregate amount of any loan currently outstanding to any Person, except for usual and customary advances to employees made in the ordinary course of business or pursuant to commitments made prior to the date of this Agreement and not in contemplation thereof;

                  (m) neither the Company nor any Company Subsidiary shall waive any stock repurchase rights, accelerate, amend or change the period of exercisability of outstanding options, reprice outstanding options granted under any Company Stock Option Plans or authorize cash payments in exchange for any outstanding options granted under any of such plans;

                  (n) neither the Company nor any Company Subsidiary shall grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding or policies existing on the date hereof or adopt any new severance plan;

                  (o) neither the Company nor any Company Subsidiary shall transfer or license to any Person or otherwise extend, amend or modify any rights to the Intellectual Property of them, or enter into any grants of future patent rights, other than in the ordinary course of business consistent with past practice;

                  (p) not materially modify or amend, or terminate any Contract referred to in Section 3.17 of this Agreement (including any of the Company Stock Plans) to which the Company or any Company Subsidiary is a party or waive, release, or assign any material rights or claims thereunder, in any such case in a manner materially adverse to Parent.

                  (q) neither the Company nor any Company Subsidiary shall authorize or enter into any agreement to do anything prohibited by Sections 5.01(b) through (p); and

                  (r) the Company will (i) use its reasonable best efforts to consummate the transactions contemplated by the agreements listed in
          Section 5.02(r) of the Company Disclosure Letter in accordance with the terms thereof, (ii) not take any action which would materially adversely impact the timing of the closing of such transactions or the ability of the Company to satisfy the conditions precedent to the closing of such transactions, and (iii) not waive or amend any material provision of such agreements without the prior written approval of Parent;

provided, that CareInsite shall not be prohibited from taking any action under this Section 5.01 which the board of directors of CareInsite determines is consistent with its fiduciary duties to the stockholders of CareInsite (other than the Company or any other Company Subsidiary).

                  SECTION 5.02. Conduct of Business by Parent Pending the Merger. Parent agrees that, between the date of this Agreement and the Effective Time, except as specifically contemplated by any other provision of this Agreement or Section 5.02 of the Parent Disclosure Letter, unless the Company shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed):

                  (a) Parent and the Parent Subsidiaries shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with employees, customers, suppliers and others having business dealings with them; provided, however, that no action by Parent or any Parent Subsidiary with respect to matters specifically addressed by any other provision of this Section 5.02 or Section 6.07 shall be deemed a breach of this Section 5.02(a);

                  (b) neither Parent nor any Parent Subsidiary shall amend or otherwise change its Certification of Incorporation or By-Laws or equivalent organizational documents, except for the issuance of preferred stock in connection with acquisitions permitted pursuant to
          Section 5.02(e);

                  (c) neither Parent nor any Parent Subsidiary shall issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock of Parent or any Parent Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent or any Parent Subsidiary, except for (i) the issuance of shares of Parent Common Stock issuable pursuant to Parent Stock Options outstanding on the date hereof in accordance with the terms thereof, (ii) the issuance, in the ordinary course of business and consistent with past practice, of Parent Stock Options to purchase shares of Parent Common Stock pursuant to Parent Stock Option Plans in effect on the date of this Agreement and the shares of Parent Common Stock issuable pursuant to such Parent Stock Options, in accordance with the terms of the Parent Stock Option Plans, (iii) issuances for Parent's Employee Stock Purchase Plan, (iv) issuances by a direct or indirect wholly owned subsidiary of Parent of capital stock to such subsidiary's parent, and (v) issuances of capital stock in acquisitions permitted under Section 5.02(e);

                  (d) neither Parent nor any Parent Subsidiary shall declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than dividends by a direct or indirect wholly owned subsidiary of Parent to such subsidiary's parent;

                  (e) neither Parent nor any Parent Subsidiary shall: (i) acquire or dispose of (including, without limitation, by merger, consolidation, or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof, for or with a fair market value in excess of $500,000,000 and, in the case of acquisitions, as could reasonably be expected to result in any (A) delay in the consummation of the Merger or the transactions contemplated herein or (B) decrease in the likelihood that the conditions set forth in Sections 7.01(d) and (e) would be satisfied, or (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for (A) indebtedness incurred in the ordinary course of business and consistent with past practice, (B) indebtedness of Parent to a direct or indirect wholly owned Parent Subsidiary or indebtedness of a direct or indirect wholly owned Parent Subsidiary to Parent or another direct or indirect wholly owned Parent Subsidiary, or (C) indebtedness that in the aggregate does not exceed $100,000,000;

                  (f) neither Parent nor any Parent Subsidiary shall change its methods of accounting in effect at September 30, 1999, except as required by changes in GAAP or the accounting rules and regulations of the SEC;

                  (g) neither Parent nor any Parent Subsidiary shall take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code;

                  (h) neither Parent nor any Parent Subsidiary shall make any material tax election or settle or compromise any federal, state, local, or foreign income tax liability;

                  (i) not materially modify or amend, or terminate any Contract referred to in Section 4.17 of this Agreement (including Parent Stock Plans) to which Parent or any Parent Subsidiary is a party or waive, release, or assign any material rights or claims thereunder, in any such case in a manner materially adverse to the Company;

                  (j) neither the Company nor any Company Subsidiary shall transfer or license to any Person or otherwise extend, amend or modify any rights to the Intellectual Property of them, or enter into any grants of future patent rights, other than in the ordinary course of business consistent with past practice;

                  (k) neither Parent nor any Parent Subsidiary shall authorize or enter into any agreement to do anything prohibited by Sections 5.02(b) through (j); and

                  (l) Parent will (i) use its reasonable best efforts to consummate the transactions contemplated by the agreements listed in
          Section 5.02(l) of the Parent Disclosure Letter in accordance with the terms thereof, and (ii) not take any action which would materially adversely delay the closing of such transactions or the ability of Parent to satisfy the conditions precedent to the closing of such transactions and (iii) not waive or amend any material provision of such agreements without the prior written approval of the Company.

                  SECTION 5.03. Adverse Changes in Condition. Each party agrees
(i) to give written notice promptly to the other parties upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (A) is reasonably likely to have a Parent Material Adverse Effect or a Company Material Adverse Effect, or (B) would cause or constitute a breach of any of its representations, warranties, agreements or covenants contained herein, such that the conditions set forth in Section 7.02 or Section 7.03 with respect to such party (as appropriate) would not be satisfied as of the time of such breach or as of the time of such representation or warranty shall have become untrue, and (ii) to use its reasonable efforts to prevent or promptly to remedy the same.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. Registration Statement; Joint Proxy Statement.
(a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and file with the SEC a joint proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meetings of the Company's stockholders (the "Company Stockholders' Meeting") and Parent's stockholders (the "Parent Stockholders' Meeting" and, together with the Company Stockholders' Meeting, the "Stockholders' Meetings") to be held to consider approval and adoption of this Agreement and the Merger by the Company's stockholders and the approval of the Parent Proposal by Parent's stockholders and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. Parent and the Company each shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. The Company shall promptly furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Proxy Statement to its stockholders.

                  (b) (i) The Proxy Statement shall include the recommendation of the Company Board to the holders of Company Common Stock in favor of the Company Proposal; provided, however, that the Company Board may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Company Board determines in good faith after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel) that the failure to so withdraw, modify or change its recommendation could reasonably be deemed to cause the Company Board to breach its fiduciary duties to the holders of Company Common Stock under applicable Law and, notwithstanding anything to the contrary contained in this Agreement, such a withdrawal, modification or change in such recommendation shall not constitute a breach of this Agreement by the Company. Notwithstanding anything to the contrary in this Agreement, such a withdrawal, modification or change, in such recommendation shall not relieve the Company in any way whatsoever of its other obligations under this Section 6.01 or its obligations under Section 6.02 of this Agreement.

                  (ii) The Proxy Statement shall include the recommendation of the Parent Board to the holders of Parent Common Stock in favor of approval of the Parent Proposal; provided, however, that the Parent Board may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Parent Board determines in good faith after consultation with outside legal counsel (who may be Parent's regularly engaged outside legal counsel) that the failure to so withdraw, modify or change its recommendation could reasonably be deemed to cause the Parent Board to breach its fiduciary duties to the holders of Parent Common Stock under applicable Law and, notwithstanding anything to the contrary contained in this Agreement, such a withdrawal, modification or change in such recommendation shall not constitute a breach of this Agreement by the Company. Notwithstanding anything to the contrary in this Agreement, such a withdrawal, modification or change in such recommendation shall not relieve Parent in any way whatsoever of its other obligations under this Section 6.01 or its obligations under Section 6.02 of this Agreement.

                  (c) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld or delayed). Parent and the Company shall each advise the other, promptly after the receipt of notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (d) The information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Parent and the Company, (iii) the time of each of the Stockholders' Meetings and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                  (e) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and Parent, (iii) the time of each of the Stockholders' Meetings and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                  SECTION 6.02. Stockholders' Meetings. (a) The Company shall call and hold the Company Stockholders' Meeting, and Parent shall call and hold the Parent Stockholders' Meeting, as promptly as practicable for the purpose of voting upon the approval of the Company Proposal by the Company's stockholders and the approval of the Parent Proposals by Parent's stockholders, as the case may be, and Parent and the Company shall use their reasonable best efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective.

                  (b) Parent shall use its reasonable best efforts to solicit from holders of Parent Common Stock proxies in favor of approval of the Parent Proposal, and shall take all other action necessary or advisable to secure the vote or consent of holders of Parent Common Stock required by the rules of the NASDAQ or Delaware Law to obtain approval of the Parent Proposal, except to the extent that the Parent Board determines in good faith after consultation with outside legal counsel (who may be Parent's regularly engaged outside legal counsel) that doing so could reasonably be deemed to cause the Parent Board to breach its fiduciary duties to the holders of Parent Common Stock under applicable Law and any such failure to solicit proxies or take other solicitation action under this sentence to secure the vote or consent of holders of Parent Common Stock shall not constitute a breach of this Agreement by Parent. Notwithstanding anything to the contrary contained in this Agreement, such failure to solicit proxies in favor of the approval of the Parent Proposal shall not relieve Parent in any way whatsoever of its obligations under Section
6.01 of this Agreement or its other obligations under this Section 6.02.

                  (c) The Company shall use its reasonable best efforts to solicit from holders of Company Common Stock proxies in favor of the Company Proposal, and shall take all other action necessary or advisable to secure the vote or consent of holders of Company Common Stock required by the rules of the NASDAQ or Delaware Law to obtain the approval of the Company Proposal, except to the extent that the Company Board determines in good faith after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel) that doing so could reasonably be deemed to cause the Company Board to breach its fiduciary duties to the holders of Company Common Stock under applicable Law and any such failure to solicit proxies or take other solicitation action under this sentence to secure the vote or consent of holders of Company Common Stock shall not constitute a breach of this Agreement by the Company. Notwithstanding anything to the contrary contained in this Agreement, such failure to solicit proxies in favor of the approval and adoption of the Agreement and the Merger shall not relieve the Company in any way whatsoever of its obligations under Section 6.01 of this Agreement or its other obligations under this Section 6.02.

                  SECTION 6.03. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request.

                  (b) With respect to information that is made available by one party to another pursuant to Section 6.03(a) or pursuant to any other provision of this Agreement, the receiving party shall comply with, and shall cause its Representatives to comply with, the provisions relating to confidentiality contained in the Confidentiality Agreement currently in existence between the parties (the "Confidentiality Agreement").

                  (c) No investigation by either the Company or Parent shall affect the representations and warranties of the other.

                  SECTION 6.04. No Solicitation of Transactions. (a) The Company agrees that, from and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, it shall not, and that it shall cause its Representatives not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal, or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 20% or more of the equity securities of, the Company or any Company Subsidiary (any such proposal or offer being hereinafter referred to as a "Company Acquisition Proposal"). The Company further agrees that it shall not, and that it shall cause its Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data relating to the Company or any Company Subsidiary to any Person relating to a Company Acquisition Proposal or engage in any negotiations concerning a Company Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement a Company Acquisition Proposal or accept a Company Acquisition Proposal; provided, however, that nothing contained in this Section 6.04(a) shall prevent the Company or the Company Board from (i) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal; (ii) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited written Company Acquisition Proposal by any such Person; or (iii) recommending such an unsolicited written Company Acquisition Proposal to the holders of Company Common Stock if, in any such case as is referred to in clause (ii) or (iii), (A) the Company Board concludes in good faith (after consultation with its financial advisors) that such Company Acquisition Proposal would, if consummated, result in a transaction more favorable to holders of Company Common Stock than the transaction contemplated by this Agreement (any such more favorable Company Acquisition Proposal being referred to in this Agreement as a "Company Superior Proposal"), (B) the Company Board determines in good faith after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel) that such action could reasonably be deemed to be necessary for it to act in a manner consistent with its fiduciary duties under applicable Law, (C) prior to providing any information or data regarding the Company to any Person or any of such Person's Representatives in connection with a Company Superior Proposal by such Person, the Company receives from such Person an executed confidentiality agreement on terms at least as restrictive on such Person as those contained in the Confidentiality Agreement, (D) prior to providing any information or data to any Person or any of such Person's Representatives or entering into discussions or negotiations with any Person or any of such Person's Representatives in connection with a Company Superior Proposal by such Person, the Company notifies Parent promptly of the receipt of such Company Superior Proposal indicating, in connection with such notice, the name of such Person and attaching a copy of the proposal or offer or providing a complete written summary thereof, and (E) the Company has not breached its obligations under the first sentence of this Section 6.04(a). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Acquisition Proposal. The Company agrees that it shall keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company agrees that it will take the necessary steps to promptly inform each Representative of the Company of the obligations undertaken in this Section 6.04(a).

                  (b) Parent agrees that, from and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, it shall not, and that it shall cause its Representatives not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal, or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 20% or more of the equity securities of, Parent or any Parent Subsidiary that, in any such case, could reasonably be expected to preclude the completion of the Merger or the other transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as a "Parent Acquisition Proposal"). Parent further agrees that it shall not, and that it shall cause its Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data relating to Parent or any Parent Subsidiary to any Person relating to a Parent Acquisition Proposal or engage in any negotiations concerning a Parent Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement a Parent Acquisition Proposal or accept a Parent Acquisition Proposal; provided, however, that nothing contained in this Section 6.04(b) shall prevent Parent or the Parent Board from (i) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a Parent Acquisition Proposal; (ii) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited written Parent Acquisition Proposal by any such Person; or (iii) recommending such an unsolicited written Parent Acquisition Proposal to the holders of Parent Common Stock if, in any such case as is referred to in clause
(ii) or (iii), (A) the Parent Board concludes in good faith (after consultation with its financial advisors) that such Parent Acquisition Proposal would, if consummated, result in a transaction more favorable to holders of Parent Common Stock than the transaction contemplated by this Agreement (any such more favorable Parent Acquisition Proposal being referred to in this Agreement as a "Parent Superior Proposal"), (B) the Parent Board determines in good faith after consultation with outside legal counsel (who may be Parent's regularly engaged outside legal counsel) that such action could reasonably be deemed to be necessary for it to act in a manner consistent with its fiduciary duties under applicable Law, (C) prior to providing any information or data regarding Parent or any Parent Subsidiary to any Person or any of such Person's Representatives in connection with a Parent Superior Proposal by such Person, Parent receives from such Person an executed confidentiality agreement on terms at least as restrictive on such Person as those contained in the Confidentiality Agreement,
(D) prior to providing any information or data to any Person or any of such Person's Representatives or entering into discussions or negotiations with any Person or any of such Person's Representatives in connection with a Parent Superior Proposal by such Person, Parent notifies the Company promptly of the receipt of such Parent Superior Proposal indicating, in connection with such notice, the name of such Person and attaching a copy of the proposal or offer or providing a complete written summary thereof, and (E) Parent has not breached its obligations under the first sentence of this Section 6.04(b). Parent agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Parent Acquisition Proposal. Parent agrees that it shall keep the Company informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Parent agrees that it will take the necessary steps to promptly inform each Representative of Parent of the obligations undertaken in this Section 6.04(b).

                  SECTION 6.05. Directors' and Officers' Indemnification and Insurance. (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company and each person who served at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties"), to the fullest extent permitted under applicable Law, against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee or fiduciary, including, without limitation, the transactions contemplated by this Agreement (and shall also advance, or cause to be advanced, expenses as incurred to the fullest extent permitted under applicable Law). Parent agrees that all rights to indemnification existing in favor of the Indemnified Parties as provided in the Company's Certificate of Incorporation and By-Laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time. From and after the Effective Time, Parent shall assume the obligations of the Company to provide indemnification to Indemnified Parties under indemnification agreements or similar contracts.

                  (b) Without limiting or expanding the foregoing, in the event any claim, action, suit, proceeding or investigation (a "Claim") that is subject to Section 6.05(a) is brought against any Indemnified Party at or after the Effective Time, (i) the Indemnified Parties may retain counsel satisfactory to them and reasonably satisfactory to Parent and the Surviving Corporation, (ii) Parent and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) Parent and the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither Parent nor the Surviving Corporation shall be liable for any settlement of any Claim effected without its written consent, which consent, however, shall not be unreasonably withheld or delayed. Any Indemnified Party wishing to claim indemnification under this Section 6.05, upon learning of any such Claim, shall notify Parent (but the failure so to notify Parent shall not relieve Parent and the Surviving Corporation from any liability that either may have under this Section 6.05 except to the extent such failure materially prejudices them). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless, under applicable standards of professional conduct, there is or would reasonably be expected to be a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                  (c) For a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage containing other terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time; provided further that Parent shall not be required to maintain such policies to the extent that the annual premiums (or incremental annual premiums in the case of substitute policies that provide coverage to other Persons or for other matters) exceed 200% of the most recent annual premium paid for such policies by the Company.

                  SECTION 6.06. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to (i) take, or cause to be taken, all actions necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement,
(ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries, as the case may be, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and
(iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. The parties hereto shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be in the Proxy Statement) in connection with the transactions contemplated by this Agreement.

                  (b) Parent and the Company shall file as soon as practicable (but not later than five business days) after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

                  (c) Each of the Company and Parent agree to cooperate and use their best efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Notwithstanding any other provision of this Agreement to the contrary, each of the Company and Parent also agree, if requested by the other, to take any and all actions as is or may be required by Governmental Entities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or the other transactions contemplated hereby or as may be required to avoid, lift, vacate or reverse any legislative, administrative or judicial action which would otherwise cause any condition to Closing not to be satisfied; provided, however, that Parent and the Parent Subsidiary shall not be required to take any actions otherwise required hereunder if the effect of such action would have a material adverse effect on the financial position, business, or results of operations of the Parent, the Parent Subsidiaries, the Company and the Company Subsidiaries, all taken as a whole.

                  SECTION 6.07. Plan of Reorganization. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

                  (b) As of the date hereof, to the Company's Knowledge, there is no reason (i) why it would not be able to deliver to Company's counsel or Parent's counsel, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Section 7.01(f) or (ii) why Company's counsel or Parent's counsel would not be able to deliver the opinions required by Section 7.01(f).

                  (c) As of the date hereof, to Parent's Knowledge, there is no reason (i) why it would not be able to deliver to Company's counsel or Parent's counsel, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Section 7.01(f) or (ii) why Company's counsel or Parent's counsel would not be able to deliver the opinions required by
Section 7.01(f).

                  SECTION 6.08. Public Announcements. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of Parent and the Company. Unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the transactions contemplated hereby or the activities and operations of the other party and shall not issue any such release or make any such statement without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

                  SECTION 6.09. NASDAQ Listing. Parent shall promptly prepare and submit to the NASDAQ a listing application covering the shares of Parent Common Stock to be issued in the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject to official notice to the NASDAQ of issuance, and the Company shall cooperate with Parent with respect to such listing.

                  SECTION 6.10. Conveyance Taxes. Parent shall be liable for and shall hold the Company and the holders of shares of Company Common Stock who are holders of the shares of Company Common Stock immediately prior to the Effective Time harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, but not including income taxes. The parties acknowledge that this Section 6.10 is specifically intended to benefit the holders of shares of Company Common Stock who are holders of the shares of Company Common Stock immediately prior to the Effective Time.

                  SECTION 6.11. Governance. (a) Immediately following the Effective Time, Parent shall cause the following changes to the Parent Board, which changes shall be effected as promptly as possible following the Effective
Time:

                  (i) the appointment of Martin J. Wygod as a director of Parent Board;

                  (ii) the appointment of two (2) additional individuals, designated by the Company Board, as in existence on the date hereof, to the Parent Board (such directors and Martin J. Wygod being, the "Initial Company Designees");

                  (iii) the appointment of at least one (1) Initial Company Designee to each committee of the Parent Board (including the compensation committee and the governance or executive committee); and

                  (iv) the appointment of Martin J. Wygod as co-chairman of the Parent Board.

                  (b) Parent shall cause the Parent Board to consist of 12 directors, out of which three (3) directorships shall be vacant, immediately prior to the Effective Time.

                  (c) Parent shall cause each of the Initial Company Designees to be appointed to serve as a director of the Parent Board. Martin J. Wygod shall serve for an initial term of no less than three (3) years. The other Initial Company Designees shall serve as a director of the Parent Board for an initial term of no less than one (1) year. Thereafter, the Parent shall nominate such Initial Company Designees to serve on the Parent Board to ensure that each of the Initial Company Designees serve for at least three (3) years from the Effective Time. In the event of removal, resignation or other inability of an Initial Company Designee to serve, the Company Board, as in existence on the date hereof, shall appoint another individual to complete the term of such Initial Company Designee.

                  (d) KippGroup. Martin J. Wygod shall be the final arbiter on behalf of Parent and the Company, with full authority, with respect to the matters provided for in Sections 1.02(b) 1.02(c) 1.02(d), 1.02(f), 1.02(g),1.02(h), 2.06, 2.07, 2.08 and 2.09 of the Stock Purchase Agreement,
dated January 13, 1999, among Synetic, Inc., David R. Kipp and James P. Kipp, until such time as the matters referred to in such sections have been finally and fully resolved.

                  SECTION 6.12. Employee Benefit Matters. (a) Parent hereby agrees that, for a period of two (2) years immediately following the Effective Time the Surviving Corporation shall, or shall cause the Company Subsidiaries to, maintain employee benefit plans, programs and arrangements for the benefit of active and retired employees of the Company and the Company Subsidiaries that in the aggregate will provide compensation and benefits that are substantially equivalent to the compensation and benefits provided to such active and retired employees under the employee benefit plans, programs and arrangements of the Company and the Company Subsidiaries as in effect immediately prior to the Effective Time; provided, however, that changes may be made to such employee benefit plans and arrangements to the extent necessary in light of applicable Law. From and after the Effective Time, the Surviving Corporation shall honor, and shall cause the Company Subsidiaries to honor, in accordance with their terms, all existing employment and severance agreements and arrangements and severance, termination protection and bonus plans which are applicable to any current or former employees or directors of the Company or any of the Company Subsidiaries and that have been disclosed or made available to Parent.

                  (b) With respect to any benefits plans of Parent or Parent Subsidiaries in which the officers and employees of the Company and the Company Subsidiaries participate after the Effective Time, the Surviving Corporation shall use reasonable efforts to: (i) waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such officers and employees under any welfare benefit plan in which such employees may be eligible to participate after the Effective Time (provided, however, that no such waiver shall apply to a pre-existing condition of any such officer or employee who was, as of the Effective Time, excluded from participation in a Company benefit plan by nature of such pre-existing condition), (ii) provide each such officer and employee with credit for any co-payments and deductibles paid prior to the Effective Time during the year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plan in which such employees may be eligible to participate after the Effective Time, and
(iii) other than with respect to vesting credit with respect to Parent options granted to such officers and employees (other than pursuant to Section 2.04), recognize all service of such officers and employees with the Company and the Company Subsidiaries (and their respective predecessors) for all purposes (including without limitation purposes of eligibility to participate, vesting credit, entitlement for benefits, and benefit accrual) in any benefit plan in which such employees may be eligible to participate after the Effective Time, except to the extent such treatment would result in duplicative accrual of benefits for the same period of service.

                  (c) Following the Effective Time, the Surviving Corporation shall or shall cause the Company Subsidiaries, as applicable, to continue to maintain the Porex 401(k) Savings Plan and related trust (the "Porex Savings Plan") for the benefit of the employees of Porex Corporation and the participating employers thereunder for a period of time which shall be not less than the number of plan years necessary to allocate the "Surplus Account" transferred to the Porex Savings Plan, as a qualified replacement plan, from the terminated Pension Plan for Employees of Porex Technologies Corp. and its related trust (the "Pension Plan"). For purposes of determining allocations of such contributions to participants under the Porex Savings Plan each plan year, the level of employer contributions in place immediately prior to the Effective Time shall continue in effect during the time period necessary to allocate 100% of the "Surplus Account", including any earnings thereon, to the accounts of such participants, subject to the limitations of Section 415 of the Code. All allocations of employer contributions from the "Surplus Account" shall be fully vested and nonforfeitable for each participant. For purposes of this paragraph, "Surplus Account" shall mean the amount of the Pension Plan assets which represents 100% of the full amount which Porex Corporation could receive as an employer reversion from the terminated Pension Plan following complete distribution of all liabilities under the Pension Plan and its related trust, plus any earnings thereon.

                  (d) If at any time following the Effective Time but prior to the date two (2) years following the Effective Time, (i) Parent shall terminate any employee of the Company or any Company Subsidiary without "cause" (as defined below) or (ii) any such employee shall terminate his or her employment with Parent, the Company or any Company Subsidiary following a "material reduction in the duties" or material reduction in compensation of such employee or the relocation of such employee to a location more than 25 miles from such employee's existing work location, without the employee's consent, Parent shall cause all Company Stock Options granted to such employee to become fully exercisable upon such termination. A "material reduction in the duties" of an employee means a substantive reduction in duties, not a change in title or reporting hierarchy occurring as a result of the Merger (including as a result of the Company being combined with Parent or becoming a subsidiary of Parent following the Merger). "Cause" means (A) repeated failure by an employee to perform his or her duties in any material respect following notice and a reasonable period of time to correct such failure; (B) an employee engaging in an act of dishonesty that is materially and demonstrably injurious to the Company or Parent; or (C) the conviction of an employee of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude involving Parent or the Company. In the case of any employee who is an executive officer of Parent, the Company or a Company Subsidiary, any assertion that "cause" exists shall be made only with the approval of the Parent Board. Notwithstanding the foregoing, in the case of a sale of a Company Subsidiary (or the assets thereof) that is treated, as a result of such sale, as a termination of employment of an employee of such Company Subsidiary for purposes of this
Section 6.12(d), the acceleration of vesting provided for herein shall be made subject to such further terms and conditions as the Parent Board may impose at the time of such sale.

                  SECTION 6.13. Exemption From Liability Under Section 16(b). Assuming that the Company delivers to Parent the Section 16 Information (defined below) in a timely fashion, the Parent Board, or a committee of two or more Non-Employee Directors thereof (as such item is defined for purposes of Rule 16b-3 under the Exchange Act), shall adopt resolutions prior to the consummation of the Merger, providing that the receipt by the Company Insiders (as defined below) of Parent Common Stock in exchange for shares of the Company Common Stock, and of options for Parent Common Stock upon conversion of options for the Company Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. Such resolutions shall comply with the approval conditions of Rule 16b-3 under the Exchange Act for purposes of such Section 16(b) exemption, including, but not limited to, specifying the name of the Company Insiders, the number of securities to be acquired or disposed of for each such person, the material terms of any derivative securities, and that the approval is intended to make the receipt of such securities exempt pursuant to Rule 16b-3(d). "Section 16 Information" shall mean information accurate in all respects regarding the Company Insiders, the number of shares of the Company Common Stock held by each such Company Insider and expected to be exchanged for Parent Common Stock in the Merger, and the number and description of the options on the Company

Common Stock held by each such Company Insider that are expected to be converted into options on Parent Common Stock in connection with the Merger. "Company Insiders" shall mean those officers and directors of the Company who will be subject to the reporting requirements of Section 16(b) of the Exchange Act with respect to Parent and who are listed in the Section 16 Information.

                  SECTION 6.14. Company Affiliates; Restrictive Legend; Restrictions on Transfer. Not later than 30 days prior to the Company Stockholders Meeting, the Company shall deliver to Parent a list of those Persons who may be deemed to be, in the Company's reasonable judgment at the time this Agreement is submitted for adoption by the Stockholders of the Company, affiliates of the Company within the meaning of Rule 145 promulgated under the 1933 Act (each a "Rule 145 Affiliate"). The Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received pursuant to the Merger by the Company Stockholders who are Rule 145 Affiliates and there will be placed on the certificates representing such Parent Common Stock, or any substitution therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT, OR (B) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

                  SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company and Parent to consummate the Merger are subject to the satisfaction of the following conditions:

                  (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC;

                  (b) the Company Proposal shall have been approved by the requisite affirmative vote of the stockholders of the Company in accordance with Delaware Law, the Certificate of Incorporation of the Company and the Company By-Laws;

                  (c) the Parent Proposal shall have been approved by the requisite affirmative vote of the stockholders of Parent in accordance with Delaware Law, the Certificate of Incorporation of Parent and the Parent By-Laws;

                  (d) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any Law, judgment, decree, executive order or award (an "Order") or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable or shall have failed to issue an Order or to take any other action necessary to fulfill the conditions to the Closing of the Merger and such denial of a request to issue such Order or take such other action shall have become final and nonappealable, which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

                  (e) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; and

                  (f) all conditions to the closing of the CareInsite Merger (except for the condition that the closing of the Merger shall have occurred) shall have been satisfied or, if permissible, waived as provided in the CareInsite Merger Agreement.

                  SECTION 7.02. Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger are subject to the satisfaction of the following additional conditions:

                  (a) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except where failure to be so true and correct would not have a Company Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date or period of time shall remain true and correct as of such date or period of time, except where failure to be so true and correct would not have a Company Material Adverse Effect. Parent shall have received a certificate of the President or Chief Financial Officer of the Company to such effect;

                  (b) The Company shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to such effect; and

                  (c) Parent shall have received a written opinion of Nelson Mullins Riley & Scarborough, L.L.P., legal counsel to Parent, in form and substance reasonably satisfactory to Parent, which shall be to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that Parent and the Company will each be a party to the reorganization within the meaning of
          Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided that, if counsel to Parent does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Parent if counsel to the Company renders such opinion to Parent, which opinion shall be in form and substance reasonably satisfactory to Parent. In rendering such opinion, legal counsel shall be entitled to rely upon, among other things, reasonable and customary assumptions as well as representations of Parent, the Company and others. In addition, in the event that legal counsel cannot deliver tax opinions based on the Merger being structured as a merger of the Company with and into Parent or the CareInsite Merger being structured as a merger of CareInsite with and into ASC, the parties shall use their best efforts to restructure either or both of such mergers in a manner upon which legal counsel is able to deliver such tax opinions.

                  SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following additional conditions:

                  (a) Each of the representations and warranties of Parent contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except where the failure to be so true and correct would not have a Parent Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date or period of time shall remain true and correct as of such date or period of time, except where the failure to be so true and correct would not have a Parent Material Adverse Effect. The Company shall have received a certificate of the President or Chief Financial Officer of Parent to such effect;

                  (b) Parent shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to such effect; and

                  (c) The Company shall have received a written opinion of Shearman & Sterling, legal counsel to the Company, in form and substance reasonably satisfactory to the Company, which shall be to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that Parent and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided that, if counsel to the Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to Parent renders such opinion to the Company, which opinion shall be in form and substance reasonably satisfactory to the Company. In rendering such opinion, legal counsel shall be entitled to rely upon, among other things, reasonable and customary assumptions as well as representations of Parent, the Company, and others. In addition, in the event that legal counsel cannot deliver tax opinions based on the Merger being structured as a merger of the Company with and into Parent or the CareInsite Merger being structured as a merger of CareInsite with and into ASC, the parties shall use their best efforts to restructure either or both of such mergers in a manner upon which legal counsel is able to deliver tax opinions.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

                  (b) by either Parent or the Company if the Effective Time shall not have occurred on or before September 30, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

                  (c) by either Parent or the Company, if any Governmental Entity (i) shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable or (ii) shall have failed to issue an Order or to take any other action necessary to fulfill the conditions to the Closing of the Merger and such failure of a request to issue such Order or take such other action shall have become final and nonappealable;

                  (d) by Parent if (i) the Company Board withdraws, modifies or changes its recommendation of the Company Proposal in a manner adverse to Parent or shall have resolved to do so, or (ii) the Company Board shall have recommended to the stockholders of the Company a Company Acquisition Proposal or shall have resolved to do so;

                  (e) by the Company, if (i) the Parent Board withdraws, modifies or changes its recommendation of the Parent Proposal in a manner adverse to the Company or shall have resolved to do so or (ii) the Parent Board shall have recommended to the stockholders of Parent a Parent Acquisition Proposal or shall have resolved to do so;

                  (f) by either Parent or the Company, if the Company Proposal shall fail to receive the requisite vote at the Company Stockholders' Meeting; provided, however, the right to terminate this Agreement under this Section 8.01(f) shall not be available to the Company if the failure to obtain the requisite vote shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement;

                  (g) by either Parent or the Company, if the Parent Proposal shall fail to receive the requisite vote at the Parent Stockholders' Meeting; provided, however, the right to terminate this Agreement under this Section 8.01(g) shall not be available to Parent if the failure to obtain the requisite vote shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement; or

                  (h) by either Parent or the Company, if the CareInsite Merger Agreement is terminated in accordance with its terms.

                  SECTION 8.02. Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of Parent or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease, except (a) as provided in Sections 8.05 and 9.01 and (b) nothing herein shall relieve any party from liability for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of the Company Proposal by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger and provided further that the parties shall not amend any provision of this Agreement without the prior written consent of the special committee of CareInsite (which shall not be unreasonably withheld or delayed) if such amendment could reasonably be expected to delay the consummation of the CareInsite Merger or adversely affect CareInsite or its stockholders or would change the Exchange Ratio.

                  SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein; provided, however, that no such extension or waiver may be granted without the prior written consent of the special committee of CareInsite (which shall not be unreasonably withheld or delayed) if such extension or waiver could reasonably be expected to delay the consummation of the CareInsite Merger or adversely affect CareInsite or its stockholders or would change the Exchange Ratio. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 8.05. Expenses. (a) Except as set forth in this
Section 8.05, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Parent each shall pay one-half of all Expenses relating to printing, filing and mailing the Registration Statement and the Proxy Statement, including all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

                  (b) The Company agrees that:

                  (i) if (A) Parent shall terminate this Agreement pursuant to
          Section 8.01(d) and (B) at the time of the occurrence of the circumstance permitting termination pursuant to such Section, there shall exist a Company Acquisition Proposal, or

                  (ii) if (A) Parent or the Company shall terminate this Agreement pursuant to Section 8.01(f) due to the failure of the Company's stockholders to approve this Agreement and (B) at the time of such failure to so approve this Agreement there shall exist a Company Acquisition Proposal, then the Company shall pay to Parent an amount equal to the sum of $200,000,000 (the "Company Alternative Transaction Fee") and all of Parent's Expenses; provided, however, that Parent shall not, upon a termination pursuant to Section 8.01(d) by Parent or pursuant to Section 8.01(f) by Parent or the Company, be entitled to receive the Company Alternative Transaction Fee or any of Parent's Expenses pursuant to this Section 8.05(b) if the Company Board shall, prior to such termination, have withdrawn, modified or changed its recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to Parent due solely to a breach by Parent of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, which breach is not cured by Parent within 10 days following notice of such breach, and would cause the conditions set forth in Sections 7.03(a) and 7.03(b) to not be satisfied.

                  (c) Parent agrees that:

                  (i) if (A) the Company shall terminate this Agreement pursuant to Section 8.01(e) and (B) at the time of the occurrence of the circumstance permitting termination pursuant to such Section, there shall exist a Parent Acquisition Proposal, or

                  (ii) if (A) the Company or Parent shall terminate this Agreement pursuant to Section 8.01(g) due to the failure of Parent's stockholders to approve the Parent Proposal and (B) at the time of such failure to so approve this Agreement there shall exist a Parent Acquisition Proposal, then Parent shall pay to the Company an amount equal to the sum of $130,000,000 (the "Parent Alternative Transaction Fee") and all of the Company's Expenses; provided, however, that the Company shall not, upon a termination pursuant to
Section 8.01(e) by the Company or pursuant to Section 8.01(g) by the Company or Parent, be entitled to receive the Parent Alternative Transaction Fee or any of the Company's Expenses pursuant to this Section 8.05(c) if the Parent Board shall, prior to such termination, have withdrawn, modified or changed its recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to the Company due solely to a breach by the Company of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach is not cured by the Company within 10 days following notice of such breach, and would cause the conditions set forth in Sections 7.02(a) and 7.02(b) to not be satisfied.

                  (d) Each of the Company and Parent agrees that the agreements contained in Sections 8.05(b) and (c) are an integral part of the transactions contemplated by this Agreement. Each of the Company and Parent agrees that the payments provided for in Sections 8.05(b) and (c) shall be the sole and exclusive remedies of the parties upon a termination of this Agreement pursuant to Sections 8.01(d), (e), (f) and (g), as the case may be, and such remedies shall be limited to the sums stipulated in Sections 8.05(b) and (c), regardless of the circumstances giving rise to such termination; provided, however, that nothing herein shall relieve any party from liability for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

                  (e) Any payment of a Company Alternative Transaction Fee required to be made pursuant to Section 8.05(b) shall be made to Parent not later than two (2) business days after termination of this Agreement. Payment of Expenses pursuant to Section 8.05(b) shall be made not later than two (2) business days after delivery to the Company by Parent of notice of demand for payment and an itemization setting forth in reasonable detail all Expenses of Parent (which itemization may be supplemented and updated from time to time by Parent until the 60th day after Parent delivers such notice of demand for payment). All payments to Parent under this Section 8.05 shall be made by wire transfer of immediately available funds to an account designated by Parent.

                  (f) Any payment of a Parent Alternative Transaction Fee required to be made pursuant to Section 8.05(c) shall be made to the Company not later than two business days after termination of this Agreement. Payment of Expenses pursuant to Section 8.05(c) shall be made not later than two business days after delivery to Parent by the Company of notice of demand for payment and an itemization setting forth in reasonable detail all Expenses of the Company (which itemization may be supplemented and updated from time to time by the Company until the 60th day after the Company delivers such notice of demand for payment). All payments to the Company under this Section 8.05 shall be made by wire transfer of immediately available funds to an account designated by the Company.

                  (g) In the event that the Company or Parent, as the case may be, shall fail to pay any amount payable pursuant to this Section 8.05 when due, the other party's "Expenses" shall be deemed to include (i) the costs and expenses actually incurred or accrued by such other party (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with (ii) interest on such unpaid amounts, commencing on the date that such amounts became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's Base Rate plus 2.00%.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that (a) those covenants and agreements that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX shall survive the

Effective Time for the respective periods set forth therein or, if no such period is specified, for six years and (b) the representations, warranties and agreements set forth in Sections 6.03(b), 6.08, 8.02, and 8.05 and this Article IX shall survive termination for the respective periods set forth therein or, if no such period is specified, for six years. Nothing in this Section 9.01 shall relieve any party of responsibility for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

                  SECTION 9.02. Notices. (a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be sent by an overnight courier service that provides proof of receipt, mailed by registered or certified mail (postage prepaid, return receipt requested) or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to the Company:

                  Medical Manager Corporation
                  669 River Drive
                  Center 2
                  Elmwood Park, NJ 07407
                  Telephone No.: (201) 703-3400
                  Telecopier No.: (201) 703-3401
                  Attention: James R. Love, CFO

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY 10022
                  Telephone No.: (212) 848-4000
                  Telecopier No.: (212) 848-7179
                  Attention:  Creighton O'M. Condon
                              Mark Roppel
                  if to Parent:

                  Healtheon/WebMD Corporation
                  400 The Lenox Building 3399
                  Peachtree Road NE
                  Atlanta, GA 30326
                  Telephone No.: (404) 495-7600
                  Telecopier No.: (404) 479-7603
                  Attention: Jack Dennison,
                             Executive Vice President, General Counsel

                  with a copy to:

                  Nelson Mullins Riley & Scarborough, L.L.P.
                  Bank of America Corporate Center
                  Suite 2600
                  100 N. Tryon Street
                  Charlotte, North Carolina 28202
                  Telephone No.:  (704) 417-3200
                  Telecopier No.:  (704) 377-4814
                  Attention:  H. Bryan Ives III
                              C. Mark Kelly

                  (b) If this Agreement provides for a designated period after a notice within which to perform an act, such period shall commence on the date of receipt or refusal of the notice.

                  (c) If this Agreement requires the exercise of a right by notice on or before a certain date or within a designated period, such right shall be deemed exercised on the date of delivery to the courier service, telecopying or mailing of the notice pursuant to which such right is exercised.

                  (d) Notices of changes of address shall be effective only upon receipt.

                  SECTION 9.03. Certain Definitions. For purposes of this Agreement, except as otherwise provided herein, the terms set forth below shall have the following meanings:

                           "affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified Person.

                           "beneficial owner" with respect to any shares means a Person who shall be deemed to be the beneficial owner of such shares
         (i) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates or Person with whom such Person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares.

                           "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

                           "Contract" means any agreement, contract, indenture, instrument, lease or any written arrangement, commitment, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person's capital stock, assets or business.

                           "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                           "Knowledge" means, with respect to any matter in question, (i) in the case of the Company, if any of the executive officers of the Company has actual knowledge of such matter after making reasonable inquiry of officers and employees charged with senior administrative or operational responsibility for such matters and (ii) in the case of Parent, if any of the executive officers of Parent has actual knowledge of such matter after making reasonable inquiry of officers and employees charged with senior administrative or operational responsibility for such matters.

                           "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange
         Act), trust, association, limited liability company or entity or government, political subdivision, agency or instrumentality of a government.

                  "subsidiary" or "subsidiaries" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                  SECTION 9.05. Assignment; Binding Effect; Benefit. (a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.

                  (b) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Article II (which may be enforced by the beneficiaries thereof), Section 6.05, Section 8.02 and
Section 8.03 (which is intended to be for the benefit of the Persons covered thereby and their respective heirs and representatives and may be enforced by such Persons) and Section 9.10 (which may be enforced by CareInsite).

                  SECTION 9.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  SECTION 9.07. Governing Law; Forum. (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that state.

                  (b) Each of the parties hereto irrevocably agrees that all legal actions or proceedings with respect to this Agreement shall be brought and determined in the courts of the State of Delaware or in the United States District Court for the State of Delaware, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with applicable Law, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts and (iii) to the fullest extent permitted by applicable Law, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

                  SECTION 9.08. Interpretation. (a) If a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement" and "the date hereof" shall be deemed to refer to February 13, 2000.

                  (b) The parties hereto acknowledge that certain matters set forth in the Company Disclosure Letter and certain matters set forth in the Parent Disclosure Letter are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth therein by the terms of this Agreement. The parties agree that disclosure of such matters shall not be taken as an admission by the Company or Parent, as the case may be, that such disclosure is required to be made under the terms of any provision of this Agreement and in no event shall the disclosure of such matters be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement or to imply that such matters are or are not material and neither party shall use, in any dispute between the parties, the fact of any such disclosure as evidence of what is or is not material for purposes of this Agreement.

                  SECTION 9.09. Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.




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                                       60

                  SECTION 9.10. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties and the stockholders of the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Company Voting Agreement, the Parent Voting Agreement, the CareInsite Merger Agreement, and the Company Voting Agreements (as defined in the CareInsite Merger Agreement), all of which shall survive the execution and delivery of this Agreement.

                  SECTION 9.11. WAIVER OF JURY TRIAL. EACH OF PARENT AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT AND THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  SECTION 9.12. Brokers and Finders. Except for Morgan Stanley & Co. Incorporated, and FleetBoston Robertson Stephens, Inc., the investment banker for Parent, and Merrill Lynch & Co., Warburg Dillon Reed LLC and Donaldson, Lufkin & Jenrette Securities Corporation, the investment bankers for the Company, each of the parties represents and warrants that neither it nor any of its officers, directors, employees, or affiliates has employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Parent or the Company in connection with the transactions contemplated hereby, each of Parent or the Company, as the case may be, agrees to indemnify and hold the other parties harmless of and from any liability in respect of any such claim. The Company hereby represents and warrants to Parent that copies of all of its Contracts with its investment bankers set forth in this Section 9.12 have been made available to Parent. Parent hereby represents and warrants to the Company that copies of all of its Contracts with its investment bankers set forth in this
Section 9.12 have been made available to the Company.

                  IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                          HEALTHEON/WEBMD CORPORATION

                                          By  /s/     Jeffrey T. Arnold
                                              ---------------------------------
                                              Name:   Jeffrey T. Arnold
                                              Title:  Chief Executive Officer



                                          MEDICAL MANAGER CORPORATION

                                          By  /s/     John Kang
                                              ---------------------------------
                                              Name:   John Kang
                                              Title:  Co-Chief Executive Officer